Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into on August 21, 2018 (the “Effective Date”), by and between Fuse Group Holding Inc. a Nevada corporation (the “Company”), and Michael J. Viotto (the “Executive”).

WITNESSETH:

WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship between the Executive and the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. EMPLOYMENT.

1.1 Agreement to Employ. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve, subject to the provisions of this Agreement, as an officer and employee of the Company.

1.2 Duties and Schedule. Executive shall serve as the Company’s Chief Financial Officer, and be responsible for the financial management of the entire Company. The Executive shall report directly to the Company’s Chief Executive Officer and Board of Directors (the “Board”) and shall have such responsibilities as designated by the Chief Executive Officer or Board to the extent that such responsibilities are not inconsistent with all applicable laws, regulations and rules. Executive shall devote his best efforts and all of his business time to his position with the Company and shall have no other employment with a third party during the Term.

2. TERM OF EMPLOYMENT. Unless Executive’s employment shall sooner terminate pursuant to Section 4, the Company shall employ Executive for a one-year term commencing on the date hereof (the “Term”), which Term shall be renewable upon mutual agreement of the Company and the Executive, as approved by the Board.

3. COMPENSATION.

3.1   Salary. Executive’s salary during the Term shall be $50,000 per year (the “Salary”), payable monthly.

3.2  Bonus. At the sole discretion of the Board, or any committee duly designated by the Board and authorized to act thereto, the Executive shall be eligible for an annual cash bonus.

3.3 Vacation. Executive shall be entitled to 8 days of paid vacation per year. In the event that Executive remains employed by the Company 3 years past the end of the initial Term, Executive shall be entitled to 12 days of paid vacation.

                3.4 Business Expenses. Executive shall be reimbursed by the Company for all ordinary and necessary expenses incurred by Executive; provided that they are incurred and approved in writing in accordance with the Company’s expense policy.

4. TERMINATION.

4.1  Death. This Agreement shall terminate immediately upon the death of Executive and Executive’s estate or Executive’s legal representative, as the case may be, shall be entitled to Executive’s accrued and unpaid Salary and vacation as of the date of Executive’s death, plus all other compensation and benefits that were vested through the date of Executive’s death.

4.2 Disability. In the event of Executive’s Disability, this Agreement shall terminate and Executive shall be entitled to (a) accrued and unpaid Salary and vacation through the first date that a Disability is determined; and (b) all other compensation and benefits that were vested through the first date that a Disability has been determined.

4.3 Termination by Company for Cause.  The Company may terminate the Executive for Cause without notice and such termination shall take effect upon the receipt by Executive of the Notice of Termination. Upon the effective date of the termination for Cause, Executive shall be solely entitled to accrued and unpaid Salary through such effective date. “Cause” shall mean the commission of any act of fraud, embezzlement or dishonesty by the Executive, any act or omission by the Executive constituting a breach or default under any written or oral agreement between the Executive and the Company or its affiliates, any unauthorized use or disclosure by Executive of confidential information or trade secrets of the Company or its affiliates, or any other intentional act by the Executive adversely affecting the business or affairs of the Company or its affiliates in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as grounds for the dismissal or discharge of the Executive in the service of the Company.

4.4 Voluntary Termination by Executive. The Executive may voluntarily terminate his employment for any reason and such termination shall take effect 30 days after the receipt by Company of the Notice of Termination. Upon the effective date of such termination, Executive shall be entitled to (a) accrued and unpaid Salary and vacation through such termination date; and (b) all other compensation and benefits that were vested through such termination date.  In the event Executive is terminated without notice, it shall be deemed a termination by the Company for Cause.

4.5  Notice of Termination. Any termination of the employment by the Company or the Executive shall be communicated by a notice in accordance with Section 8.4 of this Agreement (the “Notice of Termination”).   Such notice shall (a) indicate the specific termination provision in this Agreement relied upon and (b) if the termination is for Cause, the date on which the Executive’s employment is to be terminated.

4.6  Severance. The Executive shall not be entitled to severance payments upon any termination provided in Section 4 herein.

5. EXECUTIVE’S REPRESENTATION. The Executive represents and warrants to the Company that: (a) he is subject to no contractual, fiduciary or other obligation which may affect the performance of his duties under this Agreement; (b) he has terminated, in accordance with their terms, any contractual obligation which may affect his performance under this Agreement; and (c) his employment with the Company will not require him to use or disclose proprietary or confidential information of any other person or entity.

6. CONFIDENTIAL INFORMATION Except as permitted or directed by the Board of Directors of the Company in writing, during the time the Executive is employed by the Company or at any time thereafter, the Executive shall not use for his personal purposes nor divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret information or knowledge of the Company, whether developed by himself or by others. Such confidential and/or secret information encompassed by this Section 6 includes, but is not limited to, the Company’s customer and supplier lists, business plans, software, systems, and financial, marketing, and personnel information. The Executive agrees to refrain from any acts or omissions that would reduce the value of any confidential or secret knowledge or information to the Company, both during his employment hereunder and at any time after the termination of his employment. The Executive’s obligations of confidentiality under this Section 6 shall not apply to any knowledge or information that is now published publicly or that subsequently becomes generally publicly known, other than as a direct or indirect result of a breach of this Agreement by the Executive.

7.  NON-COMPETITION: NON-SOLICITATION; INVENTIONS.

7.1  Non-Competition.  During the employment of the Executive under this Agreement and for a period of six (6) months after termination of such employment, the Executive shall not at any time compete on his own behalf, or on behalf of any other person or entity, with the Company or any of its affiliates within all territories in which the Company does business with respect to the business of the Company or any of its affiliates as such business shall be conducted on the date hereof or during the employment of the Executive under this Agreement. The ownership by the Executive of not more than 5% of a corporation, partnership or other enterprise shall not constitute a violation hereof.

7.2  Non-Solicitation.  During the employment of the Executive under this Agreement and thereafter Executive shall not at any time (i) solicit or induce, on his own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (ii) solicit or induce, on his own behalf or on behalf of any other person or entity, any customer or Prospective Customer of the Company or any of their respective affiliates to reduce its business with the Company or any of its affiliates. For the purposes of this Agreement, “Prospective Customer” shall mean any individual, corporation, trust or other business entity which has either (a) entered into a nondisclosure agreement with the Company or any Company subsidiary or affiliate or (b) has within the preceding 12 months received a currently pending and not rejected written proposal in reasonable detail from the Company or any of the Company’s subsidiary or affiliate.

7.3 Inventions and Patents. The Company shall be entitled to the sole benefit and exclusive ownership of any inventions or improvements in products, processes, or other things that may be made or discovered by Executive while he is in the service of the Company, and all patents for the same. During the Term, Executive shall do all acts necessary or required by the Company to give effect to this section and, following the Term, Executive shall do all acts reasonably necessary or required by the Company to give effect to this section.  In all cases, the Company shall pay all costs and fees associated with such acts by Executive.

  7.4 Return of Property.  The Executive agrees that all property in the Executive’s possession that he obtains or is assigned in the course of his employment with the Company, including, without limitation, all documents, reports, manuals, memoranda, customer lists, credit cards, keys, access cards, and all other property relating in any way to the business of the Company, is the exclusive property of the Company, even if the Executive authored, created, or assisted in authoring or creating such property. The Executive shall return to the Company all such property immediately upon termination of employment or at such earlier time as the Company may request.

7.5  Court Ordered Revisions. If any portion of this Section 7 is found by a court of competent jurisdiction to be invalid or unenforceable, but would be valid and enforceable if modified, this Section 7 shall apply with such modifications necessary to make this Section 7 valid and enforceable.  Any portion of this Section 7 not required to be so modified shall remain in full force and effect and not be affected thereby.

7.6 Specific Performance. The Executive acknowledges that the remedy at law for any breach of any of the provisions of Section 7 will be inadequate, and that the Company shall be entitled, in addition to any remedy at law or in equity, to preliminary and permanent injunctive relief and specific performance.

8. MISCELLANEOUS.

8.1 Indemnification.  The Company and each of its subsidiaries shall, to the maximum extent provided under applicable law, indemnify and hold Executive harmless from and against any expenses, including reasonable attorney’s fees, judgments, fines, settlements and other legally permissible amounts (“Losses”), incurred in connection with any proceeding arising out of, or related to, Executive’s employment by the Company, other than any such Losses incurred as a result of Executive’s negligence or willful misconduct.  The Company shall, or shall cause a subsidiary thereof to, advance to Executive any expenses, including attorney’s fees and costs of settlement, incurred in defending any such proceeding to the maximum extent permitted by applicable law.  Such costs and expenses incurred by Executive in defense of any such proceeding shall be paid by the Company or applicable subsidiary in advance of the final disposition of such proceeding promptly upon receipt by the Company of (a) written request for payment; (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (c) an undertaking adequate under applicable law made by or on behalf of Executive to repay the amounts so advanced if it shall ultimately be determined pursuant to any non-appealable judgment or settlement that Executive is not entitled to be indemnified by the Company or any subsidiary thereof.

8.2 Applicable Law and Jurisdiction. Except as may be otherwise provided herein, this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, applied without reference to principles of conflict of laws. Any legal action or proceeding arising out of or relating to this Agreement shall be brought in the courts in the State of Nevada.

8.3 Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.

8.4 Notices.  All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party, by an international mail courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Michael J. Viotto

2210 Shadow Canyon Drive

Henderson, Nevada 89044

With a copy to (which shall not constitute a notice):

If to the Company:

444 E. Huntington Dr., Ste. 105

Arcadia, CA 91006

Attn:  Board of Directors

With a copy to (which shall not constitute notice):

Garvey Schubert Barer

1000 Potomac Street NW, 2nd Floor

Washington, DC 20007

Jeffrey Li

Or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notices and communications shall be effective when delivered to the addressee.

8.5 Withholding. The Company may withhold from any amounts payable under the Agreement, such federal, state and local income, unemployment, social security and similar employment related taxes and similar employment related withholdings as shall be required to be withheld pursuant to any applicable law or regulation.

8.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and any such provision which is not valid or enforceable in whole shall be enforced to the maximum extent permitted by law.

8.7 Captions. The captions of this Agreement are not part of the provisions and shall have no force or effect.

8.8 Entire Agreement. This Agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

8.9 Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Executive’s employment hereunder to the extent necessary to the intended preservation of such rights and obligations.

8.10 Waiver. Either Party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

8.11 Successors.  This Agreement is personal to Executive and, without the prior express written consent of the Company, shall not be assignable by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive’s estate, heirs, beneficiaries, and/or legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

8.12 Joint Efforts/Counterparts. Preparation of this Agreement shall be deemed to be the joint effort of the parties hereto and shall not be construed more severely against any party.  This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.13 Representation by Counsel.   Each Party hereby represents that it has had the opportunity to be represented by legal counsel of its choice in connection with the negotiation and execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EXECUTIVE: /s/ Michael J. Viotto Michael J. Viotto 8/21/2019	FUSE GROUP HOLDING INC. /s/ Umesh Patel Umesh Patel Chief Executive Officer 8/21/2019